UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2017 (February 1, 2017)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.

333-90553	MIDAMERICAN FUNDING, LLC	47-0819200
(An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580

333-15387	MIDAMERICAN ENERGY COMPANY	42-1425214
(An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580

(515) 242-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 1, 2017, MidAmerican Energy Company (the “Company”) issued $375,000,000 principal amount of the Company’s 3.10% First Mortgage Bonds due 2027 (the “2027 First Mortgage Bonds”) and $475,000,000 principal amount of the Company’s 3.95% First Mortgage Bonds due 2047 (the “2047 First Mortgage Bonds” and collectively with the 2027 First Mortgage Bonds, the “First Mortgage Bonds”). The First Mortgage Bonds were offered and sold pursuant to the provisions of an underwriting agreement (the “Underwriting Agreement”) among the Company, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Mizuho Securities USA Inc. and U.S. Bancorp Investments, Inc., as representatives for several underwriters (collectively, the “Underwriters”) dated as of January 23, 2017. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of September 19, 2013, as supplemented by the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) dated as of February 1, 2017.

The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013, from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, as may be amended or supplemented from time to time.

Each series of the First Mortgage Bonds is secured equally and ratably with the Company’s currently outstanding 5.95% Notes due 2017, 5.30% Notes due 2018, 6.75% Notes due 2031, 5.75% Notes due 2035 and 5.80% Notes due 2036 (collectively, the “Equal and Ratable Notes”), as required by the terms of the indentures under which such currently outstanding Equal and Ratable Notes were issued, and with all of the Company’s other first mortgage bonds from time to time outstanding, including the Company’s currently outstanding 2.40% First Mortgage Bonds due 2019, 3.70% First Mortgage Bonds due 2023, 3.50% First Mortgage Bonds due 2024, 4.80% First Mortgage Bonds due 2043, 4.40% First Mortgage Bonds due 2044 and 4.25% First Mortgage Bonds due 2046. The Company intends to use an amount equal to the net proceeds of the First Mortgage Bonds to finance capital expenditures, disbursed during the period from February 2, 2016 to February 1, 2017, with respect to investments in the Company’s 551 megawatt Wind X and 2,000 megawatt Wind XI projects, which were previously financed with the Company’s general funds.

Each of the 2027 First Mortgage Bonds and the 2047 First Mortgage Bonds will be redeemable prior to maturity, under the terms and conditions set forth in the Fifth Supplemental Indenture.

The descriptions of the Underwriting Agreement, the Fifth Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the Underwriting Agreement, the Fifth Supplemental Indenture and the specimen global certificates evidencing the First Mortgage Bonds, copies of which are filed as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 23, 2017

4.1	Fifth Supplemental Indenture, dated as of February 1, 2017

4.2	Specimen of 3.10% First Mortgage Bonds due 2027

4.3	Specimen of 3.95% First Mortgage Bonds due 2047

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC MIDAMERICAN ENERGY COMPANY
(Registrant)

Date: February 1, 2017
/s/ Paul J. Leighton
Paul J. Leighton Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 23, 2017

4.1	Fifth Supplemental Indenture, dated as of February 1, 2017

4.2	Specimen of 3.10% First Mortgage Bonds due 2027

4.3	Specimen of 3.95% First Mortgage Bonds due 2047

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

4